PCD INC.

2 Technology Drive

Centennial Park

Peabody, MA 01960-7977

WARRANT PURCHASE AGREEMENT

Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts 02110

The Lenders on the
signature page attached hereto

February 27, 2002

Ladies and Gentlemen:

          The undersigned, PCD Inc., a Massachusetts corporation (the "Company"), agrees to issue and sell to Fleet National Bank, a national banking association ("Fleet"), Citizens Bank of Massachusetts ("Citizens"), Comerica Bank - California ("Comerica"), First Union National Bank ("First Union"), Eastern Bank ("Eastern"), IBJ Whitehall Bank & Trust Company ("IBJ") and First Source Loan Obligations Trust ("First Source" and together with Fleet, Citizens, Comerica, First Union, IBJ and Eastern, the "Lenders") the Common Stock Purchase Warrants of the Company in the form of Exhibit A hereto, all being on the terms and subject to the conditions contained in this Agreement.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS

As used herein, the following terms shall have the respective meanings assigned to them in this Article I:

          "Lenders" shall have the meaning ascribed to that term in the preamble hereto.

          "Articles of Organization" shall have the meaning ascribed to that term in Sec.2.1(a) hereof.

          "Closing" shall have the meaning ascribed to that term in Article IV hereof.

          "Closing Date" means the date of the Closing.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" shall have the meaning ascribed to that term in Sec.2.1(a) hereof.

          "Company" shall have the meaning ascribed to that term in the preamble hereto.

          "Loan Agreement" shall have the meaning ascribed to that term in Article IV hereof.

          "generally accepted accounting principles" shall have the meaning ascribed to that term in the Loan Agreement.

          "Investor Consent" means, at any particular date, the consent, approval or vote of the Majority Investors.

          "Investors" means, collectively, (i) each Lender so long as such Lender shall continue to own and hold of record any of the Securities, (ii) each Permitted Transferee of a Lender so long as such Permitted Transferee shall continue to own and hold of record any of the Securities, and (iii) each Permitted Transferee of any other Investor so long as such Permitted Transferee shall continue to own and hold of record any of the Securities.

          "Majority Investors" means those Investors holding 50.1% or more of the outstanding Warrants.

          "NASDAQ" means the National Association of Securities Dealers automated quotation system.

          "Permitted Transferee" means any Person.

          "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Registration Rights Agreement" means that certain Registration Rights Agreement dated February 27, 2002 among the Company and the Lenders.

          "Securities" means the Warrants and the Warrant Shares.

          "Securities Act" means the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto.

          "Subsidiary" means, in relation to the Company at any particular time, any other corporation more than fifty percent (50%) of the outstanding voting shares in the capital of which shall be owned or controlled (whether directly or indirectly) by the Company and/or by any one or more of the Company's other Subsidiaries.

          "Warrants" shall have the meaning ascribed to that term in Sec.2.2(a) hereof and shall in any event include all other warrants delivered in exchange or in substitution therefor.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

REPRESENTATION OF THE COMPANY

          The Company represents and warrants to the Lenders as follows:

          2.1. Capitalization of Company.

          (a)  The authorized capital stock of the Company will, on and as of the Closing Date, consist of: 25,0000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"). A description of the Common Stock and of the voting powers, rights, and privileges thereof is stated in the Company's Articles of Organization (herein, the "Articles of Organization").

          (b)  As of the Closing Date, the Company's issued and outstanding securities consist of 8,933,770 shares of Common Stock, warrants to purchase 1,653,949 shares of Common Stock and 411,750 options to purchase Common Stock. All of the shares of Common Stock have been duly and validly issued, are presently outstanding and are fully paid and non-assessable.

          2.2. Authorization of Warrants.

          (a) The Company will, prior to the Closing Date, duly and properly authorize the issuance to the Lenders of (i) the Company's Common Stock Purchase Warrant (the "Warrants") evidencing rights to subscribe for and purchase from the Company shares of the Company's Common Stock and (ii) shares of Common Stock issuable by the Company upon exercise of the Warrants.

          (b) The Warrants will be exercisable immediately at a price, subject to adjustment as therein provided, of one cent ($.01) per Warrant Share. The Warrants will be in substantially the form of Exhibit A annexed to this Agreement.

          2.3 Additional Representation.

The Company hereby further represents and warrants to each Lender that all of the representations and warranties set forth in Section 4 of the Amended and Restated Loan Agreement dated as of February 27, 2002, by and among the Company, the Lenders, the other lending institutions party thereto and the Agent (as defined therein) (herein, as modified or amended from time to time, the "Loan Agreement") are true and correct on and as of the Closing Date.

ARTICLE III

SALE AND PURCHASE OF
WARRANTS AT CLOSING

          3.1.  Sale and Purchase of Warrants. At the Closing hereunder,

          (a) the Company will issue and sell to Fleet, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, Fleet will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 425,984 shares of Common Stock and the Company hereby acknowledges receipt of such consideration;

          (b) the Company will issue and sell to Citizens, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, Citizens will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 227,883 shares of Common Stock and the Company hereby acknowledges receipt of such consideration;

          (c) the Company will issue and sell to Comerica, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, Comerica will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 119,393 shares of Common Stock and the Company hereby acknowledges receipt of such consideration;

          (d) the Company will issue and sell to First Union, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, First Union will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 150,438 shares of Common Stock and the Company hereby acknowledges receipt of such consideration;

          (e) the Company will issue and sell to IBJ, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, IBJ will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 227,883 shares of Common Stock and the Company hereby acknowledges receipt of such consideration;

          (f) the Company will issue and sell to Eastern, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, Eastern will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 146,471 shares of Common Stock and the Company hereby acknowledges receipt of such consideration; and

          (g) the Company will issue and sell to First Source, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, First Source will purchase from the Company, for a total purchase price of one dollar ($1.00), a Warrant to subscribe for and purchase 151,948 shares of Common Stock and the Company hereby acknowledges receipt of such consideration.

          3.2.  Closing Conditions.  The obligation of the Lenders to purchase the Warrants shall be subject to the satisfaction of the following conditions precedent:

          (a) The Warrants shall have been duly authorized and issued to the Lenders, shall be in full force and effect and shall be in form and substance satisfactory to the Lenders.

          (b) The Financing Documents (as such term is defined in the Loan Agreement) shall have been duly executed and delivered by the respective parties thereto, all conditions precedent thereto shall have been duly satisfied or waived, shall be in full force and effect and shall be in form and substance satisfactory to the Lenders.

ARTICLE IV

THE CLOSING

          The closing under this Agreement (the "Closing") will take place at 9:00 a.m., local time, on February 27, 2002, or at such other time and on such other date as may be mutually agreed upon in writing by the Lenders and the Company. At the Closing, the Company will (among other things) deliver to the Lenders the Warrants purchased by the Lenders hereunder, and each Lender will deliver to the Company the total consideration payable by such Lender for the Warrant.

ARTICLE VI

REPRESENTATIONS OF THE LENDERS

          Each Lender severally represents and warrants to the Company that:

          (a) Such Lender is purchasing the Warrant from the Company in accordance with the terms hereof for such Lender's own account without a view to any distribution thereof in violation of the Securities Act, but, subject, nevertheless, to any requirement of law that the disposition of such Lender's property shall at all times be within such Lender's control. Each Lender has been informed and understands that the Securities have not been registered pursuant to the provisions of Section 5 of the Securities Act and must be held indefinitely unless such Securities are subsequently registered under the provisions of the Securities Act or an exemption from such registration is available.

          (b) Each Lender represents that it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

          (c) Each stock certificate or instrument representing or evidencing any Securities shall bear a legend in or substantially in the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER, AND ARE SUBJECT TO, THE SECURITIES ACT OF 1933, AS AMENDED (the "1933 act"), and may not be sold, transferred or assigned except pursuant to an effective registration under the 1933 act or in a transaction exempt from registration under the 1933 act."

ARTICLE VII

COVENANTS OF COMPANY

          The Company hereby covenants with each of the Investors that, except as otherwise expressly permitted or provided, in any particular instance, by a written Investor Consent:

          7.1. Records and Accounts. The Company will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

          7.2. Financial Statements, Certificates and Information. The Company will deliver to each of the Investors at their request:

          (a)  as soon as practicable after the end of each Company fiscal year and in any event within 90 days after the end of each such fiscal year, a consolidated balance sheet of the Company and Subsidiaries as at the end of such year, and the related statements of income and cash flows or shareholders' equity of the Company and Subsidiaries setting forth in each case the corresponding figures for the preceding fiscal year, such statements to be certified by a firm of independent certified public accountants selected by the Company;

          (b)  as soon as is practicable after the end of each fiscal quarter of each Company fiscal year and in any event within 45 days thereafter, consolidated balance sheet of the Company and Subsidiaries as of the end of such period and the related statements of income and cash flows and shareholders' equity of the Company and Subsidiaries, subject to changes resulting from year-end adjustments, such balance sheet and statements to be prepared and certified by an authorized representative of the company in an officer's certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments; and

          (c)  contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Company.

          So long as the Loan Agreement remains in effect, the Company may satisfy its obligations under this Sec.7.2 by delivering to each Investor the information which it is required to deliver to the Lenders under the corresponding covenants contained in the Loan Agreement at the times required by the Loan Agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

          8.1. Survival of Representations. The representations and warranties of the Company and of the Lenders and the Investors contained in this Agreement, or any agreement, instrument or document delivered pursuant to any of the provisions of this Agreement, shall survive the execution and delivery of this Agreement, any examination or investigation conducted by or on behalf of the Company or the Lender, and the Closing hereunder.

          8.2.  Indemnification for Misrepresentations. The Company agrees to indemnify and hold the Lenders harmless from and against, and to pay to the Lenders, on demand by the Lenders from time to time, the full amount of any loss, claim, damage, liability, cost or expense (including reasonable attorneys' fees) resulting to the Lenders from any false, incorrect or misleading representation or warranty of the Company contained in this Agreement, or any agreement, instrument or document delivered by the Company to the Lenders pursuant to any of the provisions of this Agreement.

          8.3.  Expenses. Whether or not all or any of the arrangements or transactions contemplated by this Agreement or by any of the Warrants shall be consummated, the Company agrees to pay to the Investors, on demand by the Investors at any time and as often as the occasion therefor may require: (a) all of the reasonable legal fees, plus all reasonable out-of-pocket expenses and disbursements, of Bingham Dana LLP, special counsel for the Agent, which have been or shall be incurred or sustained at any time in connection with the preparation, negotiation, execution or delivery of this Agreement, any of the Warrants or any other agreements, instruments or documents relating thereto; and (b) all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by any Investor at any time in connection with any modifications or amendments to or consents, approvals or waivers under this Agreement or any of the Warrants, or in connection with any litigation, proceeding or dispute arising out of or relating to this Agreement or any of the Warrants or relationships created thereby, or in connection with any action or proceeding taken by any Investor to protect or preserve all or any of the rights, remedies, powers or privileges of such Investor under any of such documents or to enforce any of the covenants, agreements or obligations of the Company under any of such documents (including, without limitation, all of the reasonable fees and disbursements of legal counsel for each Investor).

ARTICLE IX

MISCELLANEOUS

          9.1.  Notices.

          (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

(i) if to the Company, at the address of the Company set forth on the first page hereof, or at such other address as shall have been furnished to each of the Investors in writing by the Company;

(ii) if to any Investor, at such addresses (in each case) as shall have been furnished to the Company and to the other Investors by such Investor in writing, and a copy thereof shall in any event be simultaneously transmitted to Jonathan K. Bernstein, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110.

          (b) Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile or (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

          9.2.  GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          9.3.  Amendments and Waivers.

          (a) Except as otherwise provided by paragraph (b) of this Sec.9.3, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement, may be amended, modified, supplemented, waived or terminated unless (i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive a prior written Investor Consent therefor.

          (b) Each of the terms and provisions contained in this Sec.9.3 or in the definitions of Permitted Transferee, Investor Consent or Majority Investors contained in Article I hereof may be amended, modified, supplemented, waived or terminated only by a written instrument or consent signed by the Company and by each of the Investors holding of record any Securities at the effective date thereof.

          (c) In connection with any action taken or to be taken pursuant to paragraph (a) of this Sec.9.3, there shall be no obligation or requirement on the part of the Company, any of the Investors or any other Persons (i) to solicit or to attempt to solicit from all of the Investors the consent or approval of all of the Investors for such action, or (ii) to submit any notices of any kind to all of the Investors in advance of any action proposed to be taken pursuant to paragraph (a) of this Sec.9.3. However, copies of all written consents or approvals given by Investors in connection with any action taken or to be taken pursuant to and in compliance with paragraph (a) of this Sec.9.3 shall be sent by the Company, promptly after the receipt thereof by the Company, to each Investor who shall have failed or refused to give a written consent or approval for such action.

          (d) Any action taken pursuant to and in compliance with paragraph (a) of this Sec.9.3 shall be binding upon the Company and upon all of the Investors, including all of the Investors who shall have failed or refused to give a written consent or approval for such action.

          9.4.  Rights and Obligations Several. The rights and obligations of each of the parties hereto shall be several (and not joint), except as otherwise expressly provided by this Agreement.

          9.5.  No Waiver; Cumulative Remedies. No failure or delay on the part of any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.6.  Assignment. This Agreement shall inure to the benefit and be binding upon each Lender and its heirs, successors and assigns. The Company's obligations under this Agreement shall not be assigned, and its duties under this Agreement shall not be delegated.

          9.7.  Entire Agreement. This Agreement, including the and Exhibit hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

          9.8. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          9.9.  Binding Effect. All of the covenants and agreements of the Company contained in, and all of the rights granted by the Company pursuant to, this Agreement, shall inure to the benefit of each Investor, including each of the Permitted Transferees of such Investor. None of such covenants, agreements or rights shall be assignable or transferable by any Investor to any Person except to a Person who is a Permitted Transferee of such Investor.

          9.10.  Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each of the parties hereto.

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return such counterpart to the undersigned, whereupon this Agreement, as so accepted by you, shall become a binding agreement under seal between you and the undersigned.

                                                                                                      Very truly yours,

                                                                                                       PCD INC.

By:_____________________________

     Name:

     Title:

Dated as of: February 27, 2002

The foregoing Warrant Purchase Agreement with PCD Inc. is hereby accepted by the undersigned on and as of the date thereof.

INVESTORS:

FLEET NATIONAL BANK

By:

     Name:

     Title:

CITIZENS BANK OF MASSACHUSETTS

By:

     Name:

     Title:

COMERICA BANK - California, successor by

merger to Imperial Bank

By:

     Name:

     Title:

EASTERN BANK

By:

     Name:

     Title:

IBJ WHITEHALL BANK & TRUST

COMPANY

By:

     Name:

     Title:

FIRST UNION NATIONAL BANK

By:

     Name:

     Title:

FIRST SOURCE LOAN OBLIGATIONS

TRUST

By: FIRST SOURCE FINANCIAL, INC., its

Servicer and Administrator

By:

     Name:

     Title: